     As filed with the Securities and Exchange Commission on August 5, 1998
                                                     REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                              MEDAPHIS CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              58-1651222
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             2700 CUMBERLAND PARKWAY
                                    SUITE 300
                             ATLANTA, GEORGIA 30339
   (Address, including zip code, of registrant's principal executive offices)

              MEDAPHIS CORPORATION NON-QUALIFIED STOCK OPTION PLAN
                     FOR NON-EXECUTIVE EMPLOYEES, AS AMENDED
                              (Full title of plan)

                              RANDOLPH L. M. HUTTO
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             2700 CUMBERLAND PARKWAY
                                    SUITE 300
                             ATLANTA, GEORGIA 30339
                                 (770) 444-5300
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


===================================================================================================================
                                                                    Proposed           Proposed
                                                                    Maximum            Maximum          Amount of
                                                  Amount to    Offering Price Per     Aggregate       Registration
Title of Securities to be Registered            be Registered       Share(1)      Offering Price(1)        Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.........   2,975,000         $5.4375         $16,176,562.50      $4,772.09
===================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the high and low prices of Common Stock of Medaphis Corporation on July 29, 1998.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      The contents of the Registrant's Registration Statement on Form S-8, File Number 333-26291 are incorporated herein by reference.

Item 3.      Incorporation of Certain Documents by Reference.

      The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

             (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed on February 2, 1998 (as amended by Form 10-K/A for the fiscal year ended December 31, 1997, filed on June 22,
      1998);

             (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997; and

             (c) The description of the Registrant's common stock, par value $.01 per share ("Common Stock"), contained in the Registration Statement on Form 8-A/A dated May 22, 1996.

      All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 6.      Indemnification of Directors and Officers

      The following summary is qualified in its entirety by reference to the complete text of the statute, Amended and Restated Certificate of Incorporation, as amended, Amended and Restated By-Laws and agreement referred to below.

      The Registrant's Amended and Restated By-Laws provide that each person who was or is made a party to, is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant (or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity), will be indemnified and held harmless by the Registrant to the fullest extent permitted by the Delaware General Corporation Law as it currently exists or is later amended.

      Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

      The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

      In addition, the Registrant and David E. McDowell are parties to an agreement pursuant to which the Registrant has agreed to indemnify and hold harmless Mr. McDowell to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or to such greater extent as such law may subsequently be amended.

      The Registrant maintains directors and officers liability insurance. Such policies have a deductible of $150,000 and an annual per occurrence and aggregate cap on coverage of $50 million.

Item 8.      Exhibits.

Exhibit           Description
-------           -----------

4.1               Amended and Restated Certificate of Incorporation of
                  Registrant (incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement on Form S-1, File No.
                  33-42216).

4.2 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3 of Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1993).

4.3 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.3 of Registrant's Registration Statement on Form
                  8-A/A, filed on March 28, 1995).

4.4 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 4.4 of Registrant's Registration Statement on Form
                  S-8, Registration No. 333-03213).

4.5 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.5 of Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997).

4.6 Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.6 of Registrant's Quarterly Report on
                  Form 10-Q for the quarterly period ended June 30, 1997).

5 Opinion of Randolph L. M. Hutto, Esq. regarding the legality of shares being registered.

23.1              Consent of PricewaterhouseCoopers LLP

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, Medaphis Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 29th day of July, 1998.


                                                MEDAPHIS CORPORATION



                                                By: /s/ Allen W. Ritchie
                                                    ------------------------
                                                    Allen W. Ritchie
                                                    President and
                                                    Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                         Title                                     Date
---------                                         -----                                     ----


/s/ David E. McDowell                             Chairman and Director                     July 29, 1998
-----------------------------------
David E. McDowell



/s/ Allen W. Ritchie                              President and                             July 29, 1998
-----------------------------------               Chief Executive Officer
Allen W. Ritchie



/s/ Mark P. Colonnese                             Senior Vice President and                 July 29, 1998
-----------------------------------               Chief Financial Officer
Mark P. Colonnese



/s/ Robert C. Bellas, Jr.                         Director                                  July 29, 1998
-----------------------------------
Robert C. Bellas, Jr.



/s/ David R. Holbrooke, M.D.                      Director                                  July 29, 1998
-----------------------------------
David R. Holbrooke, M.D.



/s/ John C. Pope                                  Director                                  July 29, 1998
-----------------------------------
John C. Pope



/s/ Dennis A. Pryor                               Director                                  July 29, 1998
-----------------------------------
Dennis A. Pryor



/s/ C. Christopher Trower                         Director                                  July 29, 1998
-----------------------------------
C. Christopher Trower

                                 EXHIBIT INDEX

Exhibit                                 Description                                      Page
-------                                 -----------                                      ----
4.1               Amended and Restated Certificate of Incorporation of
                  Registrant (incorporated by reference to Exhibit 3.1 of
                  Registrant's Registration Statement on Form S-1, File No. 33-
                  42216).

4.2 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3 of Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1993).

4.3 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.3 of Registrant's Registration Statement on Form
                  8-A/A, filed on March 28, 1995).

4.4 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 4.4 of Registrant's Registration Statement on Form
                  S-8, Registration No. 333-03213).

4.5 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.5 of Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997).

4.6 Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.6 of Registrant's Quarterly Report on
                  Form 10-Q for the quarterly period ended June 30, 1997).

5 Opinion of Randolph L. M. Hutto, Esq. regarding the legality of shares being registered.

23.1              Consent of PricewaterhouseCoopers LLP